54 Russell Road, London SW19 1QL, UK Tel: +44 (0)20 8417 0087 Fax: +44(0)20 8417 1308 Email: info@roskill.com Online: www.roskill.com Registered in England & Wales No. 2985357 VAT No. GB 689673654 Consulting Group Ltd CONSENT OF ROSKILL CONSULTING GROUP LIMITED We hereby consent to references to our firm, our 2020 Lithium Outlook to 2030 17th edition (the “Report”) published in July 2020, as amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2020. Date: February 2nd, 2021 ROSKILL CONSULTING GROUP LIMITED By: Name: David Merriman Title: Manager – Battery & Electric Vehicle Materials Exhibit 23.3